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                                 RESTATED BYLAWS

                                       OF

                            AUREAL SEMICONDUCTOR INC.
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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


I        STOCKHOLDERS........................................................  1
         1.1      Annual Meeting.............................................  1
         1.2      Special Meeting............................................  1
         1.3      Notice of Meetings.........................................  1
         1.4      Quorum.....................................................  2
         1.5      Conduct of the Stockholders' Meeting.......................  2
         1.6      Conduct of Business........................................  2
         1.7      Notice of Stockholder Business.............................  3
         1.8      Proxies and Voting.........................................  3
         1.9      Stock List.................................................  4
         1.10     Action Without Meeting.....................................  4

II       BOARD OF DIRECTORS..................................................  4
         2.1      Number and Term of Office..................................  4
         2.2      Vacancies and Newly Created Directorships..................  5
         2.3      Removal....................................................  5
         2.4      Regular Meetings...........................................  6
         2.5      Special Meetings...........................................  6
         2.6      Quorum.....................................................  6
         2.7      Participation in Meetings by Conference Telephone..........  6
         2.8      Conduct of Business........................................  6
         2.9      Powers.....................................................  6
         2.10     Compensation of Directors..................................  7
         2.11     Nomination of Director Candidates..........................  7

III      COMMITTEES..........................................................  8
         3.1      Committees of the Board of Directors.......................  8
         3.2      Conduct of Business........................................  8

IV       OFFICERS............................................................  9
         4.1      Generally..................................................  9
         4.2      Chairman of the Board......................................  9
         4.3      President..................................................  9
         4.4      Vice President.............................................  9
         4.5      Treasurer..................................................  9
         4.6      Secretary.................................................. 10
         4.7      Delegation of Authority.................................... 10
         4.8      Removal.................................................... 10
         4.9      Action With Respect to Securities of Other Corporations.... 10


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V        STOCK............................................................... 10
         5.1      Certificates of Stock...................................... 10
         5.2      Transfers of Stock......................................... 10
         5.3      Record Date................................................ 10
         5.4      Lost, Stolen or Destroyed Certificates..................... 11
         5.5      Regulations................................................ 11

VI       NOTICES............................................................. 11
         6.1      Notices.................................................... 11
         6.2      Waivers.................................................... 11

VII      MISCELLANEOUS....................................................... 11
         7.1      Facsimile Signatures....................................... 11
         7.2      Corporate Seal............................................. 12
         7.3      Reliance Upon Books, Reports and Records................... 12
         7.4      Fiscal Year................................................ 12
         7.5      Time Periods............................................... 12

VIII     INDEMNIFICATION OF DIRECTORS AND OFFICERS........................... 12
         8.1      Right to Indemnification................................... 12
         8.2      Right of Claimant to Bring Suit............................ 13
         8.3      Non-Exclusivity of Rights.................................. 13
         8.4      Indemnification Contracts.................................. 13
         8.5      Insurance.................................................. 13
         8.6      Effect of Amendment........................................ 13

IX       AMENDMENTS.......................................................... 13


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                           AUREAL SEMICONDUCTOR INC.,

                             A DELAWARE CORPORATION

                                 RESTATED BYLAWS

                                   ARTICLE I


                                  STOCKHOLDERS

         I.1 Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the State of Delaware), on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

         I.2 Special Meeting. Except as otherwise required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation), special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only (i) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (ii) by the holders of not less than ten percent (10%) of all shares entitled to cast votes at the meeting, voting together as a single class and shall be held at such time, date and place (within or without the State of Delaware) as they shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

         I.3 Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law.

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         I.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall


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constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

         If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, starting that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         I.5 Conduct of the Stockholders' Meeting. At every meeting of the stockholders, the Chairman, if there is such an Officer, or if not, the President of the Corporation, or in his absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President, a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the Corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 8 of these Bylaws to act by proxy, and officers of the Corporation.

         I.6 Conduct of Business. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

         The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 6 and in
Section 7, below. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6 and of Section 7, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

         I.7 Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice


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of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder, or (d) properly brought before a special meeting by a stockholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the proposed meeting was mailed or public disclosure of such date was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

         I.8 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No stockholder may authorize more than one proxy for his shares.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

         All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

         I.9 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of


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each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         I.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         II.1 Number and Term of Office. The authorized number of directors initially shall be five (5), and thereafter may be increased or decreased from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors; provided that the authorized number of directors which shall constitute the whole Board of Directors shall not be less than five (5) nor more than seven (7). The directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1996, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1997, and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in 1998. At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose terms then expire as directorships of another class in order to more nearly achieve equality of the number of directors among the classes. Notwithstanding the rule that the three (3) classes shall be as nearly equal in number of directors as possible, in the event of any changes in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The directors shall be elected at each annual meeting of stockholders, but if any annual meeting is not


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held, or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         II.2 Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors than in office, through less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         II.3 Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies on the Board of Directors resulting from such removal may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by unanimous written consent of the stockholders. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

         II.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         II.5 Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not fewer than five (5) days before the meeting or by telegraphing or personally delivering the same not fewer than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         II.6 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         II.7 Participation in Meetings by Conference Telephone. Members of the Board of


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Directors, or of any committee thereof, may participate in a meeting of such
Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         II.8 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         II.9 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (a) To declare dividends from time to time in accordance with law;

                  (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  (e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  (g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                  (h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

                  II.10 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as


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directors, including, without limitation, their services as members of committees of the Board of Directors.

         II.11 Nomination of Director Candidates. Nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director shall be received at the Corporation's principal executive offices not less than 21 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be received at the Corporation's principal executive offices not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

         In the event that a person is validly designated as a nominee in accordance with this Section 11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 11 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

         If the Chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 11, such nomination shall be void.

                                  ARTICLE III

                                   COMMITTEES


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         III.1 Committees of the Board of Directors. The Board of Directors, by
a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                  III.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV

                                    OFFICERS

         IV.1 Generally. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Chairman of the Board, if there shall be such an officer, and the President shall each be members of the Board of Directors. Any number of offices may be held by the same person.

         IV.2 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.


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         IV.3 President. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

         IV.4 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

         IV.5 Treasurer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer of the Corporation shall be the Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

         IV.6 Secretary. The Secretary shall issue all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

         IV.7 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         IV.8 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

         IV.9 Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                    ARTICLE V

                                      STOCK


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         V.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

         V.2 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         V.3 Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         V.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         V.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VI

                                     NOTICES

         VI.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or by telegram or mailgram.

         VI.2 Waivers. A written waive of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given,


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shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE VII

                                  MISCELLANEOUS

         VII.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         VII.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

         VII.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         VII.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         VII.5 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         VIII.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware


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law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit or his or her heirs, executors and administrators; provided, however, that, except as otherwise provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if
(a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

         VIII.2 Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VIII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such


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applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         VIII.3 Non-Exclusivity of Rights. The rights conferred on any person in Sections 1 and 2 shall be in addition to any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         VIII.4 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

         VIII.5 Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         VIII.6 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                                   ARTICLE IX

                                   AMENDMENTS

         The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal by Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation. Notwithstanding anything to the contrary contained in this Article IX, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Bylaws of the Corporation that relate to the matters described in Article I, Section 2, Article II, Sections 1, 2 and 3, and Article VIII of these Bylaws.


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